Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffery Li Zhen, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 17, 2007.

Signature	Title

/s/ Bruno Wu Zheng	Chairman and Chief Executive Officer (Principal
Bruno Wu Zheng	Executive Officer and Director)

/s/ Jeffery Zhen Li	Chief Financial Officer, Chief Accounting Officer (Principal
Jeffery Zhen Li	Financial Officer/Principal Accounting Officer)

/s/ Ren Huiliang	Vice-Chairman and Director
Ren Huiliang

/s/ Bing Yu	Independent Director
Bing Yu

/s/ Chen Zhaobin	Director
Chen Zhaobin

/s/ Walter Beach	Independent Director
Walter Beach

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No.     to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of                      , on the         day of                , 2007

SUN NEW MEDIA, INC.

By:	/s/ Jeffery Zhen Li